================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of Earliest Event Reported) - December 21, 1997


                                 ---------------


                     AMERICAN BANKERS INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)


            FLORIDA                        0-9633                 59-1985922

(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         Incorporation)                                      Identification No.)

            11222 Quail Roost Drive, Miami, Florida              33157-6596
           (Address of principal executive offices)              (Zip Code)


                                 (305) 253-2244
              (Registrant's telephone number, including area code)


                                 ---------------

                                 Not applicable
             (Former name or address, if changed since last report)


================================================================================

Item 5.  Other Events.

         On December 21, 1997, American Bankers Insurance Group, Inc., a Florida corporation ("American Bankers"), American International Group, Inc., a Delaware corporation ("AIG") and AIGF, Inc., a newly formed Florida corporation and wholly owned subsidiary of AIG ("AIGF"), entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides that, subject to the satisfaction of the terms and conditions therein, including federal and state regulatory approvals, American Bankers will merge (the "Merger") with and into AIGF. The separate existence of American Bankers will cease upon the Merger. AIGF will be the surviving corporation in the Merger and will be renamed "American Bankers Insurance Group, Inc." following the Merger. The Merger Agreement was amended and restated as of January 7, 1998.

         Subject to the limitation set forth below, holders of American Bankers common stock, par value $1.00 per share (the "Common Stock") that elect to receive cash will receive $47.00 in cash in exchange for each share of Common Stock. The maximum aggregate amount of cash that AIG will pay to holders of Common Stock will be equal to 49.9% of the total value of the consideration paid to all holders of Common Stock in connection with the Merger (the "Maximum Cash Pool"). If cash elections are made with respect to more than 49.9% of the outstanding shares of Common Stock, AIG therefore will make cash payments on a pro rata basis to holders that elect to receive cash so that the total amount of cash paid will not exceed the Maximum Cash Pool. The remaining consideration paid to holders of Common Stock that elect to receive cash will be in the form of AIG common stock, par value $2.50 per share (the "AIG Common Stock").

         Subject to AIG's election set forth below, holders of Common Stock that elect to receive AIG Common Stock or that make no election will receive a portion of a share of AIG Common Stock with a value equal to $47.00 (as determined based on the average closing prices per share of AIG Common Stock on the New York Stock Exchange for the ten trading days ending on the third trading day prior to the date that the Merger is consummated, the "Base Period Stock Price") in exchange for each share of Common Stock. If the Base Period Stock Price is less than $104.5625 and cash elections have been made with respect to less than 49.9% of the outstanding shares of Common Stock, AIG will be entitled, at its election, to pay in cash a portion of the consideration to be received by holders of Common Stock that elect to receive AIG Common Stock or that make no election. The maximum amount of cash that AIG may elect to pay such holders per share of Common Stock will be equal to $47.00 minus the product of .4495 and the Base Period Stock Price (the "Per Share Cash Top-Up Amount"). In addition, the maximum aggregate amount of cash that AIG may pay to all holders of Common Stock that make no election will be equal the Maximum Cash Pool minus the aggregate amount of cash paid to holders of Common Stock that elect to receive cash. The maximum aggregate amount of cash that AIG may pay to holders of Common Stock that elect to receive AIG Common Stock will be equal to the lesser of (i) the Maximum Cash Pool or (ii) the product of the number of shares of Common Stock outstanding upon consummation of the Merger and the Per Share Cash Top-Up Amount, in each case minus the aggregate amount of cash paid to holders of Common Stock that elect to receive cash or that make no election.

         Each share of $3.125 Series B Cumulative Convertible Preferred Stock of American Bankers (the "Preferred Stock") will be cancelled in the Merger in exchange for one share of AIG Series C Preferred Stock, par value $5.00
(the "AIG Series C Preferred Stock") to be issued on terms substantially similar to American Bankers Preferred Stock. The AIG Series C Preferred Stock will be convertible into AIG Common Stock.

         AIG and American Bankers have entered into a stock option agreement (the "Stock Option Agreement") under which American Bankers has granted AIG an option to purchase a number of newly issued shares of Common Stock equal to approximately 19.9% of the outstanding number of shares of Common Stock if certain events occur. The combined value of the termination fee contemplated by the Merger Agreement and the stock option is limited to $66 million. The Stock Option Agreement may make it more difficult and expensive for American Bankers to consummate a business combination with a party other than AIG.

         In addition, certain stockholders of American Bankers holding approximately 8.3% percent of the outstanding Common Stock have entered into a voting agreement with AIG (the "Voting Agreement") pursuant to which such stockholders agreed to vote their shares of Common Stock in favor of adoption of the Merger Agreement and approval of the Merger and to grant to AIG an irrevocable proxy with respect to such shares of Common Stock, subject to certain conditions.

         The Merger Agreement requires the approval of the holders of a majority of the outstanding shares of Preferred Stock and a majority of the outstanding shares of Common Stock, each voting as a separate class. In the event the Merger Agreement is not approved by the holders of a majority of the outstanding shares of Preferred Stock or AIG reasonably determines that such approval is not likely to be obtained, the Merger Agreement provides that the Merger Agreement would be amended.

         The amended Merger Agreement would, inter alia, (i) provide that AIGF would be merged into American Bankers (in lieu of the proposed Merger of American Bankers into AIGF), (ii) provide that the shares of Preferred Stock would remain outstanding after the Merger pursuant to their existing terms and conditions (except such shares would become convertible into AIG Common Stock) and (iii) eliminate certain tax-related covenants and conditions contained in the Merger Agreement. Such amended Merger Agreement would require the approval of the holders of a majority of the outstanding shares of Common Stock, but would not require the approval of the holders of the Preferred Stock. In the event that the amended Merger Agreement is approved by the holders of Common Stock, such holders generally will have to pay federal income tax on all consideration, whether cash or AIG Common Stock, that they receive in the Merger to the extent of any gain they may have on their Common Stock.

         On December 22, 1997, AIG and American Bankers issued a joint press release announcing the execution of the Merger Agreement. The Merger Agreement, the Stock Option Agreement, the Voting Agreement and the press release are filed as exhibits hereto and are incorporated by reference herein.



Item 7.  Financial Statements and Exhibits

         (c)  Exhibits.

         2.1 Agreement and Plan of Merger, dated as of December 21, 1997, as amended and restated as of January 7, 1998 among American Bankers Insurance Group, Inc., American International Group, Inc. and AIGF, Inc.

         10.1 Stock Option Agreement, dated as of December 21, 1997, between American International Group, Inc. and American Bankers Insurance Group, Inc.

         10.2 Voting Agreement, dated as of December 21, 1997, between certain stockholders of American Bankers Insurance Group, Inc. and American International Group, Inc.

         99.1 Joint Press Release of American International Group, Inc. and American Bankers Insurance Group, Inc., dated December 22, 1997.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended American Bankers Insurance Group, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       AMERICAN BANKERS
                                       INSURANCE GROUP, INC.



                                       By: /s/ Floyd G. Denison
                                           ------------------------------------
                                           Name: Floyd G. Denison
                                           Title: Executive Vice President,
                                                  Finance


Date:  January 13, 1998

                                  EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------

2.1 Agreement and Plan of Merger, dated as of December 21, 1997, as amended and restated as of January 7, 1998 among American Bankers Insurance Group, Inc., American International Group, Inc. and AIGF, Inc.

10.1 Stock Option Agreement, dated as of December 21, 1997, between American International Group, Inc. and American Bankers Insurance Group, Inc.

10.2 Voting Agreement, dated as of December 21, 1997, between certain stockholders of American Bankers Insurance Group, Inc. and American International Group, Inc.

99.1                 Joint Press Release of American International Group, Inc.
                     and American Bankers Insurance Group, Inc. dated December 22, 1997.